Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Stephen G. Lear

Chairman, President and Chief Executive Officer

slear@northshoretrust.com

(847) 336-4430

NSTS Bancorp, Inc. Announces Completion of Subscription Offering and North Shore MHC’s Member Approval of the Plan of Conversion and the Establishment and Funding of NSTS Charitable Foundation

Waukegan, IL, January 3, 2022 — NSTS Bancorp, Inc. (the “Company”), the newly formed holding company for North Shore Trust and Savings (the “Bank”), has completed the subscription offering being conducted in connection with the previously announced plan to convert North Shore MHC from the mutual holding company to the stock holding company form of organization. Sufficient orders were received in the subscription offering such that no community offering or syndicated offering will be held. The Company is currently processing the orders received; accordingly, no further information regarding the results of the subscription offering is available at this time. The closing of the offering and conversion remains subject to final regulatory approvals and the satisfaction of customary closing conditions.

The Special Meeting of the Members of North Shore MHC was conducted on December 29, 2021, with voting members approving both the Plan of Conversion and the establishment and funding of the NSTS Charitable Foundation.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock of the Company. A registration statement relating to the Company’s common stock has been filed with the Securities and Exchange Commission, and offers are made only through the prospectus included in such registration statement when accompanied by a stock order form. The shares of the Company’s common stock are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

Forward-Looking Statements

Certain statements contained herein are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future events, business strategies and decisions that are subject to change. Certain factors could cause actual results to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements, including delays in timely receiving final regulatory approvals; our ability to satisfy the closing conditions to the offering; and events or uncertainties outside of our control that delay or adversely impact the consummation of the offering and the conversion.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About NSTS Bancorp, Inc. and North Shore Trust and Savings

NSTS Bancorp, Inc. will be the stock holding company for the Bank upon the completion of the conversion of North Shore MHC into the stock form of organization.

Since 1921, the Bank has operated as a traditional savings institution focused primarily on serving the banking needs of customers in the market area of Lake County, Illinois and adjacent communities. As of September 30, 2021, the Bank has approximately $259 million in assets and operates from its headquarters and main banking office in Waukegan, Illinois, as well as two additional full-service branch offices located in Waukegan and Lindenhurst, Illinois, respectively.